SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  August 19, 1996




                       COMMERCIAL NET LEASE REALTY, INC.
              (Exact Name of Registrant as Specified in Charter)



         Maryland                   0-12989                56-1431377
  (State or other juris-   (Commission File Number)      (IRS Employer
 diction of incorporation)                             Identification No.)


             400 East South Street, Suite 500               32801
                     Orlando, Florida                    (Zip Code)
         (Address of principal executive offices)



   Registrant's telephone number, including area code:  (407) 422-1574







ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.
- ------

         Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
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         Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.
- ------

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
- -------

         Not applicable.

ITEM 5.  OTHER EVENTS.
- -------

         On July 20, 1995, Commercial Net Lease Realty, Inc. (the "Company") filed a shelf registration statement on Form S-3, File No. 33-61165, with the Securities and Exchange Commission that permits the issuance of a combination of debt and equity securities of up to $200 million. Pursuant to a prospectus supplement filed as part of this registration statement on August 19, 1996, the Company intends to offer 3 million shares of common stock from the shelf registration (the "Offering"). The net proceeds from the Offering are estimated to be approximately $39.1 million at an assumed Offering price of $14.00 per share (approximately $45.0 million if the underwriters' over allotment option to purchase up to 450,000 additional shares is exercised in full), after deducting estimated offering expenses and underwriting discounts.

         To secure long-term fixed rate financing, the Company entered into a $52.6 million mortgage loan with Principal Mutual Life Insurance Company (the "Principal Mortgage"), the proceeds of which were used to pay down the balance on the Company's $100 million credit facility. The Principal Mortgage is secured by 42 properties designated in the loan documents. The Principal Mortgage consists of two loans that bear interest at a fixed weighted average rate of approximately 7.26 percent and have a weighted average maturity of approximately seven years. The first loan of $13.2 million was closed on December 14, 1995 and the second loan of $39.4 million was closed on January 29, 1996.

         In addition to the Principal Mortgage, in June 1996, the Company acquired three properties subject to mortgages with an aggregate principal balance outstanding as of June 30, 1996, of approximately $6.8 million (the "Acquired Mortgages" and collectively with the Principal Mortgage, the "Mortgages"). The Acquired Mortgages bear interest at a weighted average rate of 8.6% and have a weighted average maturity of approximately eight years.

         The Company intends to purchase nine properties which will be acquired periodically through the end of September 1996 ( the "Acquisition Properties"). The total purchase price of the Acquisition Properties is expected to be approximately $34.6 million. The Company anticipates that the purchase of the Acquisition Properties will be funded by the net proceeds from the Offering.




ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.
- -------

              Not applicable.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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               INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
               -------------------------------------------------


                                                                       Page
                                                                       ----
                       COMMERCIAL NET LEASE REALTY, INC.

Pro Forma Financial Information (unaudited):

   Pro Forma Balance Sheet as of June 30, 1996                         4

   Pro Forma Statement of Earnings for the
     six months ended June 30, 1996                                    5

   Pro Forma Statement of Earnings for the
     year ended December 31, 1995                                      6

   Notes to Pro Forma Financial Statements for the
     six months ended June 30, 1996 and the year
     ended December 31, 1995                                           7






                        PRO FORMA FINANCIAL INFORMATION


      The pro forma information of the Company gives effect to (i) $49.0 million in net proceeds from the sale of 4,025,000 shares in the prior offering (the "Prior Offering Transaction"), and (ii) the completion and sale of 3,000,000 shares of common stock offered hereby at an estimated Offering Price of $14.00 per share and the application of the net proceeds therefrom, the receipt of $52.6 million of proceeds from the Principal Mortgage, the assumption of approximately $6.8 million of Acquired Mortgages, the purchase of the Acquisition Properties for approximately $34.6 million and the repayment of approximately $4.5 million previously drawn under the Company's $100 million credit facility (the "Credit Facility") (collectively, the "Offering Transactions").

      The pro forma statements of earnings for the year ended December 31, 1995 and the six months ended June 30, 1996 give effect to the Prior Offering Transaction and the Offering Transactions as if such transactions had occurred on January 1, 1995. Such pro forma statements of earnings also treat all properties acquired during the year ended December 31, 1995 and the six months ended June 30, 1996 and the Acquisition Properties as if they had been acquired and fully leased as of January 1, 1995. The Pro Forma Balance Sheet as of June 30, 1996, gives effect to the Offering Transactions as if such transactions had occurred on June 30, 1996.

      The pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been if the transactions reflected had in fact occurred on the date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or any future period.





                       COMMERCIAL NET LEASE REALTY, INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1996

                     (In thousands, except per share data)



                                                     Pro Forma
          ASSETS                      Historical    Adjustments    Pro Forma
                                      ----------    ------------   ---------

Land and buildings on operating
  leases, net of accumulated
  depreciation (c)                     $227,551     $ 34,655 (a)    $262,206
Net investment in direct financing
  leases (c)                             83,139                       83,139
Cash and cash equivalents                   777           77 (a)         854
Receivables                                 334                          334
Prepaid expenses                            159                          159
Loan costs, net of accumulated
  amortization                            1,978                        1,978
Accrued rental income                     3,170                        3,170
Other assets                                345          (33)(b)
                                                        (132)(a)         180
                                       --------     --------        --------

                                       $317,453     $ 34,567        $352,020
                                       ========     ========        ========

      LIABILITIES AND
    STOCKHOLDERS' EQUITY

Liabilities:
  Notes payable                        $ 72,200     $ 34,600 (a)
                                                     (39,090)(b)    $ 67,710
  Long term debt                         58,904                       58,904
  Accrued interest payable                  327                          327
  Accounts payable and accrued
    expenses                                119                          119
  Real estate taxes payable                 103                          103
  Due to related parties                    222                          222
  Rents paid in advance and tenant
    deposits                                162                          162
                                       --------     --------        --------
      Total liabilities                 132,037       (4,490)        127,547
                                       --------     --------        --------

Stockholders' equity:
  Common stock                              157           30 (b)         187
  Capital in excess of par value        187,572       39,027 (b)     226,599
  Accumulated dividends in excess
    of net earnings                      (2,313)                      (2,313)
                                       --------     --------        --------
                                        185,416       39,057         224,473
                                       --------     --------        --------

                                       $317,453     $ 34,567        $352,020
                                       ========     ========        ========


                 See accompanying notes to unaudited pro forma
                             financial statements.



                       COMMERCIAL NET LEASE REALTY, INC.
                   UNAUDITED PRO FORMA STATEMENT OF EARNINGS
                        SIX MONTHS ENDED JUNE 30, 1996

                     (In thousands, except per share data)



                                                     Pro Forma
                                      Historical    Adjustments    Pro Forma
                                      ----------    -----------    ---------

Revenues:
  Rental income from operating
    leases (2)                          $10,649      $ 4,054 (1)     $14,703
  Earned income from direct
    financing leases (2)                  3,478        1,005 (1)       4,483
  Contingent rental income                  357                          357
  Interest and other income                  71           57 (3)         128
                                        -------      -------         -------
                                         14,555        5,116          19,671
                                        -------      -------         -------

Expenses:
  General operating and
    administrative                          672            5 (4)         677
  Advisory fees to related party            650          168 (5)         818
  Interest                                3,062        1,642 (6)       4,704
  Taxes                                      93           69 (7)         162
  Depreciation and amortization           1,554          482 (8)
                                                           8 (9)       2,044
                                        -------      -------         -------
                                          6,031        2,374           8,405
                                        -------      -------         -------

Net Earnings                            $ 8,524      $ 2,742         $11,266
                                        =======      =======         =======

Earnings per share of common stock      $  0.57                      $  0.60
                                        =======                      =======

Funds from operations (10)              $ 9,764                      $12,988
                                        =======                      =======

Weighted average number of shares
  outstanding                            15,000                       18,689
                                        =======                      =======


                 See accompanying notes to unaudited pro forma
                             financial statements.





                       COMMERCIAL NET LEASE REALTY, INC.
                   UNAUDITED PRO FORMA STATEMENT OF EARNINGS
                         YEAR ENDED DECEMBER 31, 1995

                     (In thousands, except per share data)



                                                    Pro Forma
                                     Historical    Adjustments     Pro Forma
                                     ----------    -----------     ---------

Revenues:
  Rental income from operating
    leases (2)                         $14,455      $14,950 (1)      $29,405
  Earned income from direct
    financing leases (2)                 5,267        3,700 (1)        8,967
  Contingent rental income                 746                           746
  Interest and other income                112          142 (3)          254
                                       -------      -------          -------
                                        20,580       18,792           39,372
                                       -------      -------          -------

Expenses:
  General operating and
    administrative                         722           84 (4)          806
  Advisory fees to related party         1,001          637 (5)        1,638
  Interest                               3,834        5,931 (6)        9,765
  Taxes                                    258          249 (7)          507
  Depreciation and amortization          2,058        1,708 (8)
                                                        306 (9)        4,072
                                       -------      -------          -------
                                         7,873        8,915           16,788
                                       -------      -------          -------

Net Earnings                           $12,707      $ 9,877          $22,584
                                       =======      =======          =======

Earnings per share of common stock     $  1.09                       $  1.21
                                       =======                       =======

Funds from operations (10)             $14,443                       $26,028
                                       =======                       =======

Weighted average number of shares
  outstanding                           11,664                        18,689
                                       =======                       =======


                 See accompanying notes to unaudited pro forma
                             financial statements.




                       COMMERCIAL NET LEASE REALTY, INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996
                     AND THE YEAR ENDED DECEMBER 31, 1995

                            (Dollars in thousands)


Pro Forma Balance Sheet:
- -----------------------

(a) Represents draw on the Company's Credit Facility used to acquire the Acquisition Properties for approximately $34,655 (approximately $132 of which had been paid in miscellaneous acquisition costs and deposits as of June 30, 1996). Per the Credit Facility agreement, draws must be made in increments of $100, and as a result, approximately $77 of the draw was added to working capital.

(b) Represents estimated gross proceeds of $42,000 from the issuance of 3 million shares of stock from the Offering used to pay down the Credit Facility and to pay stock issuance costs of $2,910 ($33 of which had been paid in deferred offering costs as of June 30, 1996).

(c) In accordance with generally accepted accounting principles, leases in which the present value of the future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the lease has no effect on the rental revenues received.

Pro Forma Statements of Earnings:
- --------------------------------

(1) Represents rental income as if the properties acquired during the year ended December 31, 1995 and the six months ended June 30, 1996 (the "New Properties") and the Acquisition Properties had been acquired and fully leased on January 1, 1995.

(2)   See Note (c) under "Pro Forma Balance Sheet" above.

(3) Represents adjustments to interest income due to the increase in the amount of cash available for investment in interest bearing accounts from the receipt of rental income before dividends are paid to shareholders as a result of the Prior Offering Transaction and the Offering Transactions. The adjusted pro forma interest income does not include interest income from the investment of offering proceeds. Interest income on interest bearing accounts is assumed to be earned at a rate of four percent per annum based on the previous experience of the Company.

(4) Represents additional expenses due to incremental expenses associated with additional shares of common stock outstanding.

(5) Represents adjustment to advisory fees due to the increase in rental revenues and funds from operations (as defined in the Company's advisory agreement with its advisor).

(6) Represents adjustment in interest expense and other loan costs primarily as a result of the pro forma increase in indebtedness in connection with the Offering Transactions. Pro forma interest expense for the six months ended June 30, 1996 and the year ended December 31, 1995, was based on the average 30-day LIBOR rates in effect for those periods of 5.443% and 5.969%, respectively, plus 1.70% relating to the Credit Facility, a weighted average interest rate of approximately 7.26% relating to the Principal Mortgage and a weighted average interest rate of 8.6% relating to the Acquired Mortgages.

(7) Represents additional expenses assumed to have been incurred as a result of additional state income and franchise taxes based on additional rental revenue.

(8) Represents adjustment to depreciation expense for the New Properties and the Acquisition Properties as if the properties had been acquired and fully leased on January 1, 1995. The building portion of the properties accounted for as operating leases are depreciated using the straight-line method over their estimated useful lives which is generally 40 years.

(9) Represents adjustment to amortization expense in connection with amortization of loan costs associated with the Principal Mortgage.

(10) Funds from operations has been calculated in accordance with the definition of "funds from operations" recently clarified by the National Association of Real Estate Investment Trusts (NAREIT) defined as net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructurings and sales of property, plus depreciation and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations should not be considered as a substitute for net income as an indication of the Company's performance or as a substitute for cash flow as a measure of its liquidity.





ITEM 8.     CHANGE IN FISCAL YEAR.
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            Not applicable.







                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.


                                          COMMERCIAL NET LEASE REALTY, INC.


Dated:  August 19, 1996                   By: /s/ Gary M. Ralston
                                             --------------------------
                                             GARY M. RALSTON, President